Exhibit 10.4

MANTECH INTERNATIONAL CORPORATION

TERM SHEET FOR MANAGEMENT INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION

FOR GOOD AND VALUABLE CONSIDERATION, ManTech International Corporation, a Delaware corporation (“ManTech”), hereby grants to Optionee named below the non-qualified stock option (the “Option”) to purchase any part or all of the number of shares of its Class A Common Stock, $0.01 par value (the “Shares”) that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Term Sheet, the Plan specified below (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

The Plan:	This Option is granted pursuant to ManTech’s Management Incentive Plan.

Name of Optionee:

Social Security Number:

Grant Date:

Grant Number:

Number of Shares covered by Option:

Exercise Price Per Share:	$

Expiration Date:	Five (5) Years (subject to termination provisions)

Vesting Schedule:	The Option shall vest in one-third (1/3) increments, on the first, second, and third anniversaries of the Grant Date, respectively, in each instance, rounded to the nearest whole share; provided, however, in no event shall the total number of shares vested exceed the total number of shares of common stock covered by the Option.

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this Term Sheet, Optionee acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.

MANTECH INTERNATIONAL CORPORATION		OPTIONEE

By:	Robert A. Coleman	By:
Title:	President and Chief Operating Officer	Address:

NQSO vs.1/February 6, 2002	i